Exhibit 99.1
For Immediate Release
Contact:
Patrick Pedonti
Chief Financial Officer
Tel: +1-860-298-4738
E-mail: investorrelations@sscinc.com
SS&C Technologies Results for Q1 2010, Revenues up 23%
Software-Enabled Services Revenues up 32%, and Adjusted Diluted EPS of $0.22, up 37%, and GAAP Diluted EPS of $0.14
WINDSOR, CT — May 12, 2010 — SS&C Technologies Holdings, Inc. (Nasdaq: SSNC), a global provider of financial services software and software-enabled services, today announced results for the quarter ended March 31, 2010. Revenue on a GAAP basis for the first quarter of 2010 was $78.2 million. This is an increase of $14.5 million, or 22.7%, from revenues over the same period in 2009. Net income, on a GAAP basis, for the first quarter of 2010, was $9.0 million, an increase of $5.1 million, or 131.4%, over the same period in 2009. Diluted earnings per share for Q1 2010 were $0.14, 133.3% higher than the Q1 2009 $0.06 diluted earnings per share (EPS).
Adjusted revenue, which is adjusted for one-time purchase accounting adjustments (a non-GAAP measure defined in note 1 to the attached Consolidated Condensed Financial Information), was $78.3 million, an increase of $14.5 million or 22.8% from $63.7 million in the same period of 2009.
Adjusted operating income (a non-GAAP financial measure defined in note 2 to the attached Consolidated Condensed Financial Information) was $30.1 million for the three months ended March 31, 2010, compared to $23.9 million in the first quarter of the prior year, an increase of 26.2%. GAAP operating income in the first quarter of 2010 was $19.4 million and includes amortization of $8.7 million and stock-based compensation of $1.4 million, compared to $14.5 million of operating income for the same period in 2009, an increase of 34.2%. Adjusted Consolidated EBITDA (a non-GAAP financial measure defined in note 3 to the Consolidated Condensed Financial Information) for the first quarter of 2010 was $31.6 million, compared to $25.0 million in the first quarter of 2009, an increase of 26.2%.
Adjusted net income and adjusted diluted earnings per share (non-GAAP measures defined in note 4 to the attached Consolidated Condensed Financial Information) was $14.1 million and $0.22 compared to $9.8 million and $0.16 in Q1 2009.
“We are pleased with our first quarter results and our 22.8% increase in adjusted revenues,” said Bill Stone, Chairman and CEO, SS&C Technologies. “We continue to execute on our strategy to grow our software-enabled services revenues, both organically and from our acquisitions, and in Q1 achieved a 32.3% increase in software-enabled services revenues over the same period last year.”
“Our strong 34% increase in operating income is an indication we are beginning to reap the rewards of our focus over the past 12 months to improve our operating margins,” continued Stone.
Cash Flow
SS&C generated net cash from operating activities of $15.5 million for the three months ended March 31, 2010, compared to $11.0 million for the same period in 2009, representing a 40.9% increase.
“Our balance sheet and cash flow position is strong and the quality of our earnings is high. We generated $15.5 million in net cash from operations during the first quarter,” said Stone. “We continue to focus on paying down debt and in May we will be using a portion of the cash proceeds from the initial public offering of SS&C Technologies Holdings, Inc. to redeem $71,750,000 in aggregate principal amount outstanding of our 11 3/4% Senior Subordinated Notes due 2013.”
Acquisitions
“During the past two quarters, SS&C completed three acquisitions,” said Stone. “In the first quarter, we acquired certain assets of Geller Investment Partnership Services. Geller Investment Partnership Services (GIPS) provides accounting and reporting, performance, tax, administrative and investor services for private equity funds, funds of hedge funds and limited partners that invest in alternatives,” continued Stone. “This transaction favorably positions us, in combination with our existing private equity fund administration business as well as our Q4 2009 acquisition of TheNextRound private equity software, to further establish private equity as a major growth initiative.”
”On December 31, 2009, we acquired New York City based Tradeware Global Corp., a leading broker-neutral solution provider. The acquisition is part of our plan to round out our trading capabilities and we are excited about this strategic fit and future opportunities,” said Stone. “In February of this year, SS&C unveiled Antares Trader™, an integrated buy-side Order and Execution Management System (OEMS). Antares Trader™ is a successful integration of our trade order management system, Antares™, with enhanced execution management capabilities of Tradeware®,
Outlook
Based on the information available as of May 12, 2010, we currently expect second quarter revenues to be in the range of $80.0 to $81.0 million, and adjusted net income to be in the range of $15.8 to $16.2 million, assuming an effective tax rate of 35% and 74.5 to 75.0 million diluted shares outstanding for the quarter ending June 30, 2010. For full year 2010, our expectation is for revenues to be in the range of $324.0 to $328.0 million and adjusted net income in the range of $62.0 to $63.0 million. We currently expect the number of diluted shares outstanding to increase by approximately 0.5 million per quarter for the third and the fourth quarters of 2010.

Heatmaps™ displays, and Micro Design Services (MDS), an SS&C acquisition in October 2008, Advanced Component Architecture™ (ACA).”
Results of SS&C Technologies, Inc.
Our operating subsidiary, SS&C Technologies, Inc., posted the same revenues and net income for the first quarter of 2010 as the Company.
Non-GAAP Financial Measures
Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income, and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Consolidated Condensed Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes that these measures provide useful information to investors regarding our financial condition and results of operations.
Earnings Call
SS&C’s Q1 2010 earnings call will take place at 5:00 p.m. eastern time today, May 12, 2010. The call will discuss Q1 2010 results. Interested parties may dial 877-312-8798 (US and Canada) or 253-237-1193 (International) and request the “SS&C First Quarter 2010 Earnings Call”, conference ID # 70364426. A replay will be available after 8:00 p.m. eastern time on May 12th, until midnight on May 19th, 2010. The dial-in number is 800-642-1687 (US and Canada) 706-645-9291 (International); access code # 70364426. The call will also be available for replay on SS&C’s website after May 13, 2010; access: http://investor.ssctech.com/results.cfm.
This press release contains forward-looking statements relating to, among other things, our financial guidance for the second quarter of 2010 and full year 2010 and our plans to acquire new businesses. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, and those risks described in the Company’s publicly available filings with the Securities and Exchange Commission. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.
About SS&C Technologies Holdings, Inc.
SS&C delivers investment and financial management software and related services focused exclusively on the financial services industry. By leveraging expertise in common investment business functions, SS&C cost effectively serves clients in the following market verticals: 1) insurance entities and pension funds, 2) institutional asset management, 3) alternative investment management 4) treasury, banks and credit unions, 5) municipal finance, 6) real estate property management, 7) commercial lending, and 8) financial markets. Additional information is available at www.ssctech.com.

SS&C Technologies Holdings, Inc. and Subsidiaries
Consolidated Condensed Statements of Operation
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Software licenses	$5,589	$5,820
Maintenance	18,019	15,540
Professional services	5,389	5,196
Software-enabled services	49,177	37,166

Total revenues	78,174	63,722

Cost of revenues:
Software licenses	1,928	2,048
Maintenance	7,997	6,474
Professional services	3,358	3,977
Software-enabled services	25,879	20,573

Total cost of revenues	39,162	33,072

Gross profit	39,012	30,650

Operating expenses:
Selling and marketing	6,152	5,228
Research and development	7,759	5,867
General and administrative	5,680	5,082

Total operating expenses	19,591	16,177

Operating income	19,421	14,473

Interest expense, net	(9,017)	(9,350)
Other (expense) income, net	(115)	557

Income before income taxes	10,289	5,680
Provision for income taxes	1,268	1,782

Net income	$9,021	$3,898

Basic earnings per share	$0.15	$0.06

Basic weighted-average number of common shares outstanding	60,785	60,362

Diluted earnings per share	$0.14	$0.06

Diluted weighted-average number of common and common equivalent shares outstanding	64,542	62,888

See Notes to Consolidated Condensed Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$21,189	$19,055
Accounts receivable, net	44,367	41,600
Income taxes receivable	6,539	669
Deferred income taxes	1,773	1,780
Prepaid expenses and other current assets	6,057	6,164

Total current assets	79,925	69,268

Property and equipment, net	13,707	14,036

Deferred income taxes	331	499
Goodwill	900,021	885,517
Intangible and other assets, net	211,117	216,321

Total assets	$1,205,101	$1,185,641

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,138	$4,270
Accounts payable	3,867	4,804
Income taxes payable	767	703
Accrued employee compensation and benefits	5,096	14,693
Other accrued expenses	13,815	16,938
Interest payable	8,029	2,070
Deferred maintenance and other revenue	50,126	40,400

Total current liabilities	83,838	83,878

Long-term debt, net of current portion	394,026	392,989
Other long-term liabilities	9,899	10,764
Deferred income taxes	50,253	52,023

Total liabilities	538,016	539,654

Total stockholders’ equity	667,085	645,987

Total liabilities and stockholders’ equity	$1,205,101	$1,185,641

See Notes to Consolidated Condensed Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Consolidated Condensed Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2010	2009

Cash flow from operating activities:
Net income	$9,021	$3,898
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,113	8,573
Stock compensation expense	1,350	1,269
Amortization of loan origination costs	584	570
(Gain) loss on sale or disposition of property and equipment	(2)	2
Deferred income taxes	(2,359)	(2,089)
Provision for doubtful accounts	146	349
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(1,178)	(4,223)
Prepaid expenses and other assets	193	208
Accounts payable	(966)	45
Accrued expenses	(7,156)	(3,369)
Income taxes receivable and payable	(2,989)	(3,869)
Deferred maintenance and other revenue	8,785	9,668

Net cash provided by operating activities	15,542	11,032

Cash flow from investing activities:
Additions to property and equipment	(998)	(102)
Proceeds from sale of property and equipment	52	—
Cash paid for business acquisitions, net of cash acquired	(11,372)	(3,550)
Additions to capitalized software	(51)	—

Net cash used in investing activities	(12,369)	(3,652)

Cash flow from financing activities:
Repayment of debt	(2,659)	(531)
Exercise of stock options	953	534
Income tax benefit related to exercise of stock options	2,009	—
Purchase of common stock for treasury	(1,169)	(657)

Net cash used in financing activities	(866)	(654)

Effect of exchange rate changes on cash	(173)	(488)

Net increase in cash and cash equivalents	2,134	6,238
Cash and cash equivalents, beginning of period	19,055	29,299

Cash and cash equivalents, end of period	$21,189	$35,537

See Notes to Consolidated Condensed Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Notes to Consolidated Condensed Financial Information
Note 1. Reconciliation of Revenue to Adjusted Revenue
Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three months ended March 31,
(in thousands)	2010	2009
Revenue	$78,174	$63,722
Purchase accounting adjustments to deferred revenue	80	—

Adjusted revenue	$78,254	$63,722

Note 2. Reconciliation of Operating Income to Adjusted Operating Income
Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three months ended March 31,
(in thousands)	2010	2009
Operating income	$19,421	$14,473
Amortization of intangible assets	8,674	7,422
Stock-based compensation	1,350	1,269
Capital-based taxes	226	334
Unusual or non-recurring charges	236	85
Purchase accounting adjustments	23	(51)
Other	206	345

Adjusted operating income	$30,136	$23,877

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA
EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in November 2005, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as an alternative to operating income, net income or cash flows from operating activities. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income as an indicator of our operating performance. The following is a reconciliation between EBITDA, consolidated EBITDA and adjusted consolidated EBITDA and net income.

			Twelve months
			ended
	Three months ended March 31,		March 31,
(in thousands)	2010	2009	2010
Net income	$9,021	$3,898	$24,141
Interest expense, net	9,017	9,350	36,530
Taxes	1,268	1,782	9,290
Depreciation and amortization	10,113	8,573	37,568

EBITDA	$29,419	$23,603	$107,529
Stock-based compensation	1,350	1,269	5,688
Capital-based taxes	226	334	687
Acquired EBITDA and cost savings	192	221	7,021
Unusual or non-recurring charges	351	(472)	2,813
Purchase accounting adjustments	23	(51)	(19)
Other	206	345	1,062

Consolidated EBITDA	31,767	25,249	124,781
Less: acquired EBITDA	(192)	(221)	(7,021)

Adjusted Consolidated EBITDA	$31,575	$25,028	$117,760

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. Adjusted net income and adjusted diluted earnings per share as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three months ended March 31,
(in thousands, except per share data)	2010	2009
GAAP — Net income	$9,021	$3,898
Plus: Amortization of intangible assets	8,674	7,422
Plus: Amortization of deferred financing costs	584	570
Plus: Stock-based compensation	1,350	1,269
Plus: Capital-based taxes	226	334
Plus: Unusual and non-recurring items	351	(472)
Plus: Purchase accounting adjustments	23	(51)
Plus: Other	206	345
Income tax effect (1)	(6,328)	(3,502)

Adjusted net income	$14,107	$9,813

Adjusted diluted earnings per share	$0.22	$0.16
GAAP diluted earnings per share	$0.14	$0.06

Diluted weighted-average shares outstanding	64,542	62,888

(1) An estimated normalized effective tax rate of 35% has been used to adjust the provision for income taxes for the purposes of computing adjusted net income.